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                                                                   EXHIBIT 10.27

                                   SEQUENOM


                                   AGREEMENT


by and between

PD Dr. Bertram Mhller-Myhsok
Markusstr. 11
20355 Hamburg
Germany
                           hereinafter called `BMM'

and

SEQUENOM Instruments GmbH
Mendelssohnstr. 15 D
22761 Hamburg
Germany
                           hereinafter called `SEQ'


Preamble
SEQ is establishing a proprietary [***].
BMM will provide SEQ with [***] (the "Product"), out of which SEQ will [***] which covers the human genome with a [***] thus offering high resolution in gene mapping projects.

Product Specification
BMM will provide SEQ with [***] human DNA marker sequences, with the heterozygous rate [***] Primarily, such markers will include [***].
The markers will be spread equally over the human genome, enabling Sequenom to select a final portfolio of [***] with an [***], and to use such markers within gene mapping and linkage analysis projects.

PCR product size (to be indicated for each marker) should not exceed [***] nucleotides.
PROBE(TM) products should - including primer - not exceed [***] nucleotides.

Delivery Time
The first list of 100 markers will be provided to SEQ within 30 days following signature of this agreement. The full list of [***] markers will be provided to SEQ within 90 days following signature of this agreement.

[***] Portions of this page have been omitted pursuant to Confidential Treatment request and filed separately with the Commission.

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                                   SEQUENOM


Compensation
(I)  SEO will pay to BMM
(a)  immediately upon signature of this agreement DM [***]
(b)  upon delivery of the list of [***] markers DM [***]

(II) Upon delivery of the list of [***] markers to SEQ, Sequenom, Inc., 11555 Sorrento Valley Rd., San Diego, CA 92121, USA will grant to BMM options to purchase [***] shares in Sequenom common stock at a share price of US$[***] per share on or before December 31, 2002.
If Sequenom, Inc., does not float shares with a US or European stock market on or before July 31, 1999, Sequenom, Inc., will buy back - on BMM's written request - such options, at an option price equivalent to the share price agreed upon with institutional investors for equity investments or private placements in Sequenom common stock and executed within 1999.
Upon execution of the options by BMM, SEQ will reimburse BMM for the nominal share value of US$ [***] per share.

Law, Jurisdiction
This agreement is governed by German law.
Place of jurisdiction is Hamburg.


Hamburg,                                           Hamburg, July 08, 1997

/s/ Dr. Bertram Mhller-Myhsok                      /s/ Dr. Toni Schuh

Dr. Bertram Mhller-Myhsok                          Sequenom Instruments GmbH
                                                   Dr. Toni Schuh
                                                   Managing Director



                                                   /s/ Prof. Dr. Hubert K'ster

                                                   Sequenom, Inc.
                                                   Prof. Dr. Hubert K'ster
                                                   Executive Vice President
                                                   Chief Technology Officer


[***] Portions of this page have been omitted pursuant to Confidential Treatment request and filed separately with the Commission.